                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) November 5, 2003

                                    SPSS INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                    000-22194              36-2815480
--------------------------------------------------------------------------------
(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
Incorporation)                          File Number)         Identification No.)

233 South Wacker Drive, Chicago, Illinois                          60606
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

                                 (312) 651-3000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Explanatory Statement

         On November 18, 2003, SPSS Inc. ("SPSS") filed a Current Report on Form 8-K to report the Company's acquisition, through its wholly-owned subsidiary, SPSS International B.V. ("SPSS International"), of all the issued and outstanding shares of capital stock of Data Distilleries B.V. SPSS undertook to file the financial information required by Item 7 of the Form 8-K within sixty
(60) days of its filing. SPSS is filing this amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2003 to amend Item 7 "Financial Statements, Pro Forma Financial Information and Exhibits" to replace the current language with the financial statements of the business acquired as set forth below.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  (i) Data Distilleries B.V. Audited Financial Statements for
                      the years ended December 31, 2002 and 2001.


[PRICEWATERHOUSECOOPERS PWC LOGO]

                                                    PRICEWATERHOUSECOOPERS
                                                    ACCOUNTANTS N.V.
                                                    Prins Bernhardplein 200
                                                    1097 JB Amsterdam
                                                    P.O. Box 94071
                                                    1090 GB Amsterdam
                                                    The Netherlands
TO THE BOARD OF MANAGEMENT AND SHAREHOLDERS OF      Telephone +31 (20) 568 66 66
DATA DISTILLERIES B.V.                              Facsimile +31 (20) 568 68 88

REPORT OF INDEPENDENT AUDITORS

         Introduction

We have audited the accompanying consolidated balance sheets of Data Distilleries B.V. and its subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income and of cash flows for each of the two years then ended . These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

         Scope

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         Opinion

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Data Distilleries B.V. and its subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the two years then ended in conformity with accounting principles generally accepted in The Netherlands.

Accounting principles generally accepted in The Netherlands vary in certain respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 17 to the consolidated financial statements.

[PRICEWATERHOUSECOOPERS PWC LOGO]

         Emphasis of matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and incurred negative cash flows that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers Accountants N.V.

April 17, 2003,
except for Note 17 and 18 to these Financial Statements, for which the date is December 17, 2003

































































PricewaterhouseCoopers is the trade name of amongst others the following companies: PricewaterhouseCoopers Accountants N.V. (registered with the Trade Register under number 34180285), PricewaterhouseCoopers Belastingadviseurs N.V. (registered with the Trade Register under number 34180284), PricewaterhouseCoopers Corporate Finance & Recovery N.V. (registered with the Trade Register under number 34180287) and PricewaterhouseCoopers B.V. (registered with the Trade Register under number 34180289). The services rendered by these companies are governed by General Terms & Conditions, which include provisions regarding our liability. These General Terms & Conditions are filed with the Amsterdam Chamber of Commerce and can also be viewed at www.pwcglobal.com/nl.

CONSOLIDATED BALANCE SHEETS OF DATA DISTILLERIES B.V.

                                                   DECEMBER 31, 2002              DECEMBER 31, 2001
                                             ----------------------------    ---------------------------
                                                        E               E               E              E
ASSETS

FIXED ASSETS
Tangible fixed assets [4]                         289.035                         635.839
Financial fixed assets [5]                         65.399                         155.003
                                             ------------                    ------------
Total fixed assets                                                354.434                        790.842

CURRENT ASSETS
Trade accounts receivable                       1.132.881                       2.846.157
Other receivables [6]                             250.811                         148.330
Cash and bank balances [7]                        202.682                       4.332.153
                                             ------------                    ------------
Total current assets                                            1.586.374                      7.326.640
                                                              -----------                    -----------
TOTAL ASSETS                                                    1.940.808                      8.117.482
                                                              ===========                    ===========

EQUITY AND LIABILITIES

SHAREHOLDERS' EQUITY [8]
Issued and paid up share capital                   66.083                          66.083
Additional paid in capital                     21.096.186                      21.096.186
Accumulated translation difference                (87.106)                        (40.066)
Other reserves                                (16.573.271)                     (2.433.223)
Result for the year                            (3.864.601)                    (14.035.526)
                                             ------------                    ------------
                                                                  637.291                      4.653.454

CURRENT LIABILITIES
Trade accounts payable                            218.082                         939.060
Taxes payable [9]                                  64.811                         648.011
Other liabilities and accruals [10]             1.020.624                       1.876.957
                                             ------------                    ------------
Total current liabilities                                       1.303.517                      3.464.028
                                                              -----------                    -----------
Total equity and liabilities                                    1.940.808                      8.117.482
                                                              ===========                    ===========

   The accompanying notes form an integral part of these financial statements

CONSOLIDATED STATEMENTS OF INCOME OF DATA DISTILLERIES B.V.

                                                           2002                          2001
                                                 -------------------------    ---------------------------
                                                          E             E               E              E
NET REVENUES [13]                                               3.716.655                      4.007.650
                                                                ---------                      ---------

Personnel expenses [14]                           5.120.644                    12.107.226
Depreciation expenses                               291.750                       280.586
Other operating expenses [15]                     2.086.864                     6.467.180
                                                 ----------                   -----------
                                                                7.499.258                     18.854.992
                                                               ----------                    -----------
                                                               (3.782.603)                   (14.847.342)
OPERATING RESULT

Financial cost / income [16]                                      (81.998)                       811.816
                                                               ----------                    -----------
RESULT BEFORE TAXATION                                         (3.864.601)                   (14.035.526)

Taxation on result                                                      -                              -
                                                               ----------                    -----------
NET LOSS                                                       (3.864.601)                   (14.035.526)
                                                               ==========                    ===========

   The accompanying notes form an integral part of these financial statements

CONSOLIDATED CASH FLOW STATEMENTS OF DATA DISTILLERIES B.V.

                                                                                 2002             2001
                                                                              -----------     ------------
                                                                                       E                E
CASH FLOW FROM OPERATING ACTIVITIES
Net loss for the year                                                         (3.864.601)     (14.035.526)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation                                                                     291.750          280.586
Loss on disposal of tangible fixed assets                                         29.532                -
Realized foreign currency results                                                110.205         (136.911)
Changes in operating assets and liabilities
Accounts receivable                                                            1.713.276        1.700.486
Other receivables                                                               (108.693)         212.660
Accounts payable                                                                (726.371)        (153.111)
Other liabilities and accruals                                                (1.478.118)          43.113
                                                                              ----------      -----------
NET CASH USED IN OPERATING ACTIVITIES                                         (4.033.020)     (12.088.703)

CASH FLOW FROM INVESTING ACTIVITIES
Investments in tangible fixed assets                                             (14.792)        (511.174)
Sale of assets                                                                    35.292                -
                                                                              ----------      -----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                               20.500         (511.174)

CASH FLOW FROM FINANCING ACTIVITIES
Rent deposit reimbursement                                                        91.981          (59.556)
                                                                              ----------      -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                               91.981          (59.556)

Effect of exchange rate changes on cash and bank balances                       (208.932)         100.671
                                                                              ----------      -----------
Net decrease in cash and bank balances                                        (4.129.471)     (12.558.762)
Cash and bank balances, beginning of year                                      4.332.153       16.890.915
                                                                              ----------      -----------
CASH AND BANK BALANCES, END OF YEAR                                              202.682        4.332.153
                                                                              ==========      ===========

   The accompanying notes form an integral part of these financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL

Data Distilleries B.V., hereafter referred as "the Company" was established in Amsterdam on August 17, 1995. The principal activities of the Company are the development and selling of analytical customer relationship management ("CRM") software, as well as providing related maintenance and consultancy.

2. BASIS OF PRESENTATION

These financial statements have been prepared under the historical cost convention and in accordance with Accounting Principles Generally Accepted in The Netherlands ("Dutch GAAP"). Dutch GAAP differs in certain respects from those generally accepted in the US and the effects of these differences in the determination of net results and shareholders' equity are shown in note 17 to the financial statements. These financial statements are not intended to and do not represent the statutory accounts or annual report of the Company pursuant to the provisions of Title 9, Book 2 of the Netherlands Civil Code. Such accounts and report have been filed with and can be directly obtained from the Chamber of Commerce within the Netherlands.

GOING CONCERN

The Company has incurred substantial losses and negative cash flows from operations since its inception that raise substantial doubt about its ability to continue as a going concern. The operating environment confronting the Company raises uncertainty about the Company's ability to continue as a going concern. The principal conditions giving rise to that uncertainty are the following:

- The decline in the software market in general and the CRM market specifically

- Continuing cost containment initiatives by companies in our two major target markets, telecommunications and financial institutions

- The Company has not fully succeeded in its business model of increasing its international market share

-        During 2002 the cash position decreased to 0,2 million Euro

As a result of these developments, management has taken the following actions to reduce costs and position the Company for break-even results:

- The Company employed 72 people at the beginning of 2002, the number of employees has been reduced to 43 by the end of 2002

- The subsidiaries in France and the United States were closed by the end of 2002

The Company will take further measures to bring the cost base in line with current revenue levels. Headcount and overall spending will be reduced further to achieve this. The Company aims to protect its product development capability and its international sales operations to support its strategy. As part of this strategy the Company will continue to seek partnerships and alliances with CRM vendors and system integrators.

Management believes that there will be sufficient cash (and cash equivalents) available to secure continuity for the Company if the Company is able to generate as a minimum approximately the same levels of new license deals as in the past two years.

Consequently, the Company has applied accounting principles based on going concern. However there remains uncertainty about the Company's ability to continue as a going concern given the recurring operating losses and therefore about its ability to realize its assets and discharge its liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets amounts or to amounts and classification of liabilities that may be necessary if the entity is unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION PRINCIPLES

The consolidated financial statements incorporate the accounts of the Company and its wholly owned subsidiaries:

         -        Data Distilleries France SAS, Paris (France)

         -        Data Distilleries United Kingdom Ltd., Chertsey (United
                  Kingdom)

         -        Data Distilleries Germany GmbH, Goldbach (Germany)

         - Data Distilleries United States Inc, New York (United States of America)

The Company has decided on various grounds to wind up both the French entity as well as the US entity as per December 31, 2002. Primarily all operations from these entities have been transferred to the parent company.

Transactions between the companies included in the consolidation have been eliminated.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of operations whose functional currency is other than the Euro are translated using the exchange rate on the balance sheet date. Revenues and expenses of those operations are translated at average exchange rate prevailing during the year. Translation differences arising from the translation of foreign currency amounts are charged or credited to equity.

ACCOUNTING POLICIES RELATING TO BALANCE SHEET

         General

The accounting policies are based on historical cost principles. All amounts are recorded at cost unless otherwise stated.

         Tangible fixed assets

Tangible fixed assets are stated at the acquisition cost, less straight-line depreciation. The depreciation is calculated on the basis of the acquisition cost and the estimated economic life of the related asset.

         Accounts receivable

Accounts receivable are due within one year and are stated at face value. A provision is deducted where necessary.

ACCOUNTING POLICIES RELATING TO THE STATEMENT OF INCOME

         Determination of result

Results represent the difference between the realisable value of the software, consultancy or training delivered/rendered and the cost and other charges for the year. The results on transactions are recognised in the year in which they are realised; losses are taken as soon as they are probable and reasonably estimable.

         Revenues

Revenues represent the amounts charged to third parties for software delivered and services rendered in the reporting year less discounts, resellers' fee and exclusive of VAT. Revenues are mainly derived from software licensing fees, consulting and maintenance support services. License revenue is recognised when a signed license agreement exists, the software has been shipped or electronically delivered, the license fee is fixed and determinable, there is no continuing obligation, and collection of the resulting receivable is probable. Maintenance revenues are amortised over the maintenance period involved. Pre invoiced and not yet recognised maintenance fees are accounted for as deferred revenues.

         Operating expenses

Operating expenses represent the total of cost related to the reporting year insofar as these have not been included as financial expenses.

         Product development

All expenses related to product development are directly charged to the statement of income.

         Income tax

The corporate income tax is calculated on the basis of the result for financial statement purposes and the prevailing regulations and rates.

NEW ANNUAL REPORTING GUIDELINES

         Dutch GAAP

In November 2002 the Dutch Council for Annual Reporting has issued the 2002 edition of the Guidelines for Annual Reporting. The following changes have been made to the guidelines and have had no impact to these financial statements but may impact Data Distilleries' accounting policies and results in 2003:

- A change in method of estimation is not a change in accounting principle, but a change in estimate (RJ 140). The cumulative effect of a change in estimate may therefore no longer be accounted for as an adjustment to the opening balance of equity, but should be accounted for in line with RJ 145 (see below);

- Retroactive treatment of changes in accounting estimates is no longer allowed. These changes should be accounted for in current or future periods that are impacted (RJ 145);

- Additional detailed guidance and examples have been provided with regard to revenue recognition for several categories of revenue (RJ
         270).

4. TANGIBLE FIXED ASSETS

The movement in tangible fixed assets can be summarised as follows:

                                                      2002          2001
                                                   ----------    ----------
                                                           E             E
January 1
Cost                                               1.145.926       634.752
Accumulated depreciation                            (510.087)     (229.501)
                                                   ---------     ---------
Book value                                           635.839       405.251
                                                   =========     =========

Changes during the year
Investments                                           14.703       497.747
Disposals (costs)                                   (164.117)            -
Depreciation                                        (291.750)     (280.586)
Disposals (accumulated depreciation)                  99.293             -
Currency changes during the year                      (4.933)       13.427
                                                   ---------     ---------
Total changes during the year                       (346.804)      230.588
                                                   =========     =========

December 31
Cost                                                 991.579     1.145.926
Accumulated depreciation                            (702.544)     (510.087)
                                                   ---------     ---------
Book value                                           289.035       635.839
                                                   =========     =========

The depreciation period for all tangible fixed assets is three years. Tangible fixed assets comprise of furniture, fixtures and computer hardware.

5. FINANCIAL FIXED ASSETS

                                                      2002          2001
                                                   ----------    ----------
                                                           E             E
Deposit rent                                          65.399       155.003
                                                   =========     =========

The rent deposit amount relates to security given in relation to rental agreements for buildings rented by the Company.

6. OTHER RECEIVABLES

                                                      2002          2001
                                                   ----------    ----------
                                                           E             E
VAT                                                  223.006             -
Interest                                                   -         1.810
Other receivables and prepayments                     27.805       146.520
                                                   ---------     ---------
                                                     250.811       148.330
                                                   =========     =========

7. CASH AND BANK BALANCES

                                                      2002          2001
                                                   ----------    ----------
                                                           E             E
Unrestricted cash                                    202.682     1.844.978
Restricted cash                                            -     2.487.175
                                                   ---------     ---------
                                                     202.682     4.332.153
                                                   =========     =========

The restricted cash relates to an amount included in a deposit account at the bank.

8. SHAREHOLDERS' EQUITY

Movements in the shareholders' equity can be summarised as follows:

                                     2001         Movement     Liquidation        2002
                                 ------------   ------------   ------------   ------------
                                           E              E              E              E
Share capital                         66.083              -              -         66.083
Additional paid in capital        21.096.186              -              -     21.096.186
Translation adjustment               (40.066)      (151.562)       104.522        (87.106)
Other reserves                    (2.433.223)   (14.035.526)      (104.522)   (16.573.271)
Result for the year              (14.035.526)    10.170.925              -     (3.864.601)
                                 -----------    -----------    -----------    -----------
Total                              4.653.454     (4.016.163)             -        637.291
                                 ===========    ===========    ===========    ===========

Liquidation consists of the cumulative translation adjustments relating to the liquidated companies, which has been added to the other reserves upon liquidation.

On July 19, 2000, the Company approved an increase in the number of authorised shares of its common stock and preferred stock to 28.000.000 and 4.000.003, respectively. In connection with this approval, the authorised shares of preferred stock were designated as follows:

Non-cumulative preference shares A           4.000.000
Non-cumulative preference shares B          10.000.000
Non-cumulative preference shares C                   1
Non-cumulative preference shares D                   1
Non-cumulative preference shares E                   1

On July 19, 2000, a total number of 1.934.690 ordinary shares are transferred from several private investors to a venture capital company. At the time of the transfer these shares were converted into Series B Convertible Preferred Stock.

On July 19, 2000, several venture capital companies and one private investor acquired 5.546.560 Series B Convertible Preferred Stock for an amount of USD
17.748.992. This has resulted in a share premium of USD 17.693.526 (2000: approximately E 20 million).

During 2000 a shareholder has exercised its right for conversion of a subordinated convertible loan of E 340.335 (that had been concluded on July
27, 1999) into 105.310 Series B Convertible Preferred Stock at a conversion price of USD 3.20 per share. This resulted in an increase of shareholders equity of approximately E 0,4 million.

The issued and fully paid share capital per December 31, 2002 can be specified as follows (nominal par value per share E 0,0045378):

                                       2002           2001
                                     --------       --------
                                           E              E
Ordinary shares                       18.448         18.448
Preference A shares                   13.209         13.209
Preference B shares                   34.426         34.426
                                     -------        -------
Total                                 66.083         66.083
                                     =======        =======

In addition to Ordinary shares, Series A Convertible Preferred Stock and Series B Convertible Stock, the Company has issued 1 share of Series C, D and E Convertible Preferred Stock each (at a nominal value per share of E
0,0045378). These shares give the holder the right to a seat in the Board of Supervisory Directors.

         Warrants

On July 27, 1999 a Convertible Loan Agreement was concluded with an investor for an amount of E 340.335. In connection with this agreement, on July 19, 2000, the Company issued warrants to purchase 33.670 shares of Series B Convertible Preferred Stock at a purchase price of USD 3.20 per share. These warrants were exercisable immediately for a period of four years.

In July 2000, the Company issued 582.180 (20% of the then outstanding shares of that investor) warrants to purchase shares of Series A Convertible Preferred Stock at a price of E 0.38979 per share. The warrants are exercisable through 20 January 2002 and had been contingently granted as part of the first financing round in January 1998.

The investor has not exercised its rights under this warrant agreement and therefore these warrants have been cancelled.

In July 2000, the Company committed to issuing up to 550.000 warrants to an investor in exchange for lead generation. The number of warrants depends on the software license sales that occur before December 31, 2001 as a result of the investor's involvement. The warrants entitle the holder to purchase shares of Series B Convertible Preferred Stock at USD 3,20 per share. As a result of investors' activities in 2001, a number of 11.000 warrants have been granted. These warrants have expired in the year 2002, as they have not been exercised before expiration date September 1, 2002.

         Redemption right

The holders of Series B Convertible Preferred Stock, unless converted, have the right to demand that the Company redeems the Preferred Shares at a price equal to their original Issue

Price at any time after the fifth anniversary of this Agreement (five years after July 19, 2000). The redemption value of these shares is approximately USD 24,3 million at December 31, 2002. Additional Series B Convertible Preferred Stock that will be issued by the Company in the future as result of the exercise of warrants will also include this redemption feature.

         Liquidation preferences

The shareholders shall procure and shall take any and all action possible to ensure that the aggregate consideration to be received by the shareholders as a result of a liquidation of the Company shall be distributed in the following order:

    -    First, the holders of Series B Convertible Preferred Stock,

    -    Secondly, the holders of Series A Convertible Preferred Stock,

    - Thereafter, any remaining consideration will be distributed to all shareholders on a pro-rata and as-converted basis.

         Stock options

In September 1999 the shareholders approved a Stock Option Plan ("SOP") for the employees and the Board members of the Company. Under this SOP, the Board, at its own discretion, may grant options to acquire depository receipts of shares in the capital of the Company. Holders of depository receipts will be entitled to convert their depository receipts to common shares upon Initial Public Offering or other specific events.

The maximum number of options to be granted under this SOP shall not exceed the number corresponding with 2.240.100 of ordinary shares, par value of E
0,0045378 per share. No options may be granted under this SOP after December 31, 2004.

In August 2001 the shareholders approved a similar Stock Option Plan (SOP) for the employees and the Board members of the Company. The maximum number of options to be granted under this SOP shall not exceed the number corresponding with 1.838.150 of ordinary shares, par value of E 0,0045378 per share. No options may be granted under this SOP after December 31, 2010.

In 2002 a number of 802.490 options has been issued against an exercise price of $1, which management believes is equivalent to the fair value.

                                                 Board of    Supervisory
Stock options issued              Employees     Directors       Board         Total
                                 -----------   -----------   -----------   -----------
                                          E             E             E             E
January 1, 2001                   1.077.340     1.604.676        99.000     2.781.016
                                 ----------    ----------    ----------    ----------
Grants                              853.850        90.000             -       943.850
Cancellations of grants            (455.650)     (639.675)            -    (1.095.325)
Exercised                                 -             -             -             -
                                 ----------    ----------    ----------    ----------
December 31, 2001                 1.475.540     1.055.001        99.000     2.629.541
                                 ----------    ----------    ----------    ----------
Grants                              802.490             -             -       802.490
Cancellations of grants            (554.000)            -             -      (554.000)
Exercised                               (20)            -             -           (20)
                                 ----------    ----------    ----------    ----------
December 31, 2002                 1.724.010     1.055.001        99.000     2.878.011
                                 ==========    ==========    ==========    ==========

The exercise price of the stock options outstanding at December 31, 2002 range from E 0,39 to E 3,48 per depository receipt.

9. TAXES PAYABLE

                                               2002         2001
                                            ----------   ----------
                                                     E            E
Wage tax payable                                64.811      511.492
VAT payable                                          -      136.519
                                            ----------   ----------
                                                64.811      648.011
                                            ==========   ==========

10. OTHER LIABILITIES AND ACCRUALS

                                               2002         2001
                                            ----------   ----------
                                                     E            E
Bonus employees                                126.000      235.143
Accrued holiday allowance                      116.830      158.282
Accrued operating expenses                      34.845       68.855
Deferred revenue                               570.013    1.127.877
Other liabilities                              172.936      286.800
                                            ----------   ----------
                                             1.020.624    1.876.957
                                            ==========   ==========

11. CONTINGENCIES AND COMMITMENTS NOT INCLUDED IN THE BALANCE SHEET

The Company has entered into long term commitments with regard to office rent and lease cars. The future commitments can be specified as follows; they include an annual 5% price index adjustment.

                                    Office rent    Car lease
                                    -----------   ----------
                                             E            E
2003                                    35.300       164.200
2004                                         -       140.500
2005 and thereafter                          -       101.200
                                    ----------    ----------
Total                                   35.300       405.900
                                    ==========    ==========

12. TAXATION

Due to accumulated losses there is no income tax payable. No recognition is given to the potential tax benefit of these losses due to uncertainty about the realisability of the net operating losses carried forward.

The accumulated losses can be specified as follows:

                                                   2002
                                               -----------
                                                         E
Data Distilleries B.V.                          15.393.846
Data Distilleries United Kingdom Ltd.            3.623.675
Data Distilleries Germany GmbH                   1.021.959
                                               -----------
                                                20.039.480
                                               ===========

Data Distilleries France SAS and Data Distilleries United States Inc. have been liquidated as per December 31, 2002, therefore the Company has incurred losses on the loan and original share capital (E 2.302.606 and E 2.932.303 respectively) and has included these losses in the operating losses to be carried forward by Data Distilleries B.V. These operating losses can be carried forward indefinitely.

13. REVENUES

The Company has sales in the Netherlands, various European countries and the United States.

                                                2002            2001
                                             ---------       ---------
                                                     E               E
Products (licenses)                            972.347       2.471.749
Consultancy                                  1.345.132         371.334
Maintenance                                  1.277.783       1.050.495
Training                                       102.420          76.225
Other revenues                                  18.973          37.847
                                             ---------       ---------
                                             3.716.655       4.007.650
                                             =========       =========

14. PERSONNEL EXPENSES

                                                2002            2001
                                             ---------      ----------
                                                     E               E
Salary expenses                              3.740.907       6.987.531
Bonus personnel                                235.795         456.886
Social charges                                 398.401         875.931
Pension premiums                               155.880         301.119
Recruitment                                      1.660       1.074.313
Temporary staff                                300.103       1.894.368
Subsidy on wages                              (104.319)         (1.427)
Lease cars                                     247.081         366.247
Various personnel expenses                     145.136         152.258
                                             ---------      ----------
                                             5.120.644      12.107.226
                                             =========      ==========

Included in salary expenses is an amount of approximately E 1.108.000 relating to personnel restructuring 2002. The entire amount was charged and paid out in 2002.

15. OTHER OPERATING EXPENSES

                                                2002            2001
                                             ---------       ---------
                                                     E               E
Office rent                                    389.427         788.010
Service expenses                                31.725          44.551
Office expenses                                188.764         296.281
Rent office equipment                           12.794          24.823
Subscriptions                                   34.152         101.117
Telephone                                      124.498         185.363
Selling expenses                               448.607       2.770.916
Legal                                          151.403         320.030
Advisory                                       323.942         545.285
Travelling                                     202.073         898.769
Other expenses                                 179.479         492.035
                                             ---------       ---------
                                             2.086.864       6.467.180
                                             =========       =========

         Personnel

The average number of Dutch staff plus affiliates during this year was approximately 45 (2001: 72).

         Remuneration of the Board of Directors and the Board of Supervisory Directors

The Board of Directors consists of one member in 2002. The Company therefore makes use of the exemption in article 2:383.1 of the Netherlands Civil Code.

The members of the Board of Supervisory Directors in the aggregate received a remuneration in total of E 27.227 in 2002.

16. FINANCIAL COST / INCOME

                                                2002            2001
                                             ---------       ---------
                                                    E                E
Interest income                                28.207          605.952
Interest expenses                                   -          (48.399)
Foreign currency results                     (110.205)         254.263
                                             --------        ---------
                                              (81.998)         811.816
                                             ========        =========

17. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The financial statements are prepared in accordance with accounting principles generally accepted in the Netherlands (Dutch GAAP), which differ in certain respects from the accounting principles generally accepted in the United States of America (US GAAP).

The following note summarizes the adjustments to Data Distilleries net results and total shareholders' equity that would have to be made if Data Distilleries B.V. was to report under US GAAP.

         Reconciliation of net result to US GAAP

                                                                2002            2001
                                                             ---------       ---------
                                                                 E'000           E'000
NET RESULT UNDER DUTCH GAAP                                     (3.865)        (14.036)
Adjustments for:
G. Stock based compensation                                          -            (107)
H. Issuance of warrants on Series B Preferred Stock                  -             (13)
I. Release CTA as result of liquidation subsidiaries              (105)              -
                                                             ---------       ---------
NET RESULT UNDER US GAAP                                        (3.970)        (14.156)
                                                             ---------       ---------

         Reconciliation of shareholders' equity to US GAAP

                                                                                   2002               2001
                                                                                 ---------         ---------
                                                                                         E                 E
SHAREHOLDERS' EQUITY AS REPORTED UNDER DUTCH GAAP                                      637             4.653

Adjustments for:
A. Series A Preferred Stock                                                         (1.134)           (1.134)
B. Series B Preferred Stock                                                        (26.857)          (26.857)
C. Issuance costs                                                                      175               243
D. Issuance warrants on series B preferred stock                                       306               306
E. Accretion to redemption value related to warrants                                   (75)              (44)
F. Accretion to redemption value related to beneficial conversion
   features of warrants                                                                (75)              (44)
G. Stock based compensation                                                              -               107
G. Compensation expenses                                                                 -              (107)
H. Issuance of warrants on Series B Preferred Stock                                    (13)              (13)
I. Release CTA as result of liquidation subsidiaries                                   105                 -
I. Foreign currency result                                                            (105)                -
                                                                                 ---------         ---------
SHAREHOLDERS' EQUITY UNDER US GAAP                                                 (27.036)          (22.890)
                                                                                 =========         =========

Under US GAAP the shareholders' equity movement schedule is as follows:
(in E'000)

                                                    MANDATORILY REDEEMABLE
                                                 CONVERTIBLE PREFERRED STOCK        PREFERRED STOCK                COMMON STOCK
                                                 ---------------------------      ------------------          ---------------------
                                                    SHARES            AMOUNT      SHARES      AMOUNT           SHARES        AMOUNT
BALANCE, DECEMBER 31, 2000                        10.497.450          27.400           3           -          4.065.310          18
                                                  ==========          ======           =           =          =========          ==

Accretion to redemption value of
  mandatorily preferred stock                              -             130           -           -                  -           -
Issuance of warrants                                       -              13           -           -                  -           -
Currency translation adjustment                            -               -           -           -                  -           -
Stockbased compensation                                    -               -           -           -                  -           -
Net loss                                                   -               -           -           -                  -           -

                                                  ----------          ------           -           -          ---------          --
BALANCE, DECEMBER 31, 2001                        10.497.450          27.543           3           -          4.065.310          18
                                                  ==========          ======           =           =          =========          ==
Accretion to redemption value of
  mandatorily preferred stock                              -             130           -           -                  -           -
Currency translation adjustment                            -               -           -           -                  -           -
Currency translation adjustment as
  result of liquidation subsidiaries
Net loss                                                   -               -           -           -                  -           -

                                                  ----------          ------           -           -          ---------          --
BALANCE, DECEMBER 31, 2002                        10.497.450          27.673           3           -          4.065.310          18
                                                  ==========          ======           =           =          =========          ==

                                                ADDITIONAL           OTHER
                                                 PAID-IN         COMPREHENSIVE    ACCUMULATED
                                                 CAPITAL            INCOME          DEFICIT             TOTAL
BALANCE, DECEMBER 31, 2000                        (6.599)              (4)           (2.090)            (8.675)
                                                  ------               --            ------             ------

Accretion to redemption value of
  mandatorily preferred stock                       (130)               -                 -               (130)
Issuance of warrants                                   -                -                 -                  -
Currency translation adjustment                        -              (36)                -                (36)
Stockbased compensation                              107                -                 -                107
Net loss                                               -                -           (14.156)           (14.156)

                                                  ------              ---           -------            -------
BALANCE, DECEMBER 31, 2001                        (6.622)             (40)          (16.246)           (22.890)
                                                  ======              ===           =======            =======
Accretion to redemption value of
  mandatorily preferred stock                       (130)               -                 -               (130)
Currency translation adjustment                        -             (151)                -               (151)
Currency translation adjustment as
  result of liquidation subsidiaries                                  105                 -                105
Net loss                                               -                -            (3.970)            (3.970)

                                                  ------              ---           -------            -------
BALANCE, DECEMBER 31, 2002                        (6.752)             (86)          (20.216)           (27.036)
                                                  ======              ===           =======            =======

In addition to the reconciliation of Dutch GAAP to US GAAP for net results and shareholders' equity, US GAAP requires a statement of comprehensive income be presented in accordance with SFAS 130 "Reporting Comprehensive Income". Comprehensive income reflects all changes in shareholders' equity during a certain period, with the exception of payments by and distributions to shareholders.

         Comprehensive income

                                                                                    2002           2001
                                                                                 ---------       ---------
                                                                                     E'000            E'000

NET LOSS UNDER US GAAP                                                              (3.970)         (14.156)

OTHER COMPREHENSIVE INCOME ITEMS
Exchange rate differences through shareholders' equity                                (151)             (36)
                                                                                 ---------       ----------
COMPREHENSIVE INCOME                                                                (4.121)         (14.192)
                                                                                 =========       ==========

RECONCILING ITEMS AND EXPLANATION OF CERTAIN DIFFERENCES BETWEEN DUTCH GAAP AND US GAAP

A. SERIES A PREFERRED STOCK

During 1999 the Company completed a round of Series A Mandatorily Redeemable Preferred Stock. Under the shareholders agreement related to the issuance of Series A Preferred Stock, a merger, consolidation, reorganisation or sale of all, or substantially all, of the Company's assets shall be deemed a liquidation event. Also under the agreement, upon a liquidation event, the investors have a preferred liquidation right equal to their original investment. Since under US GAAP, the events as described above, are outside the control of the Company and the preferred liquidation right equals a redemption right, the Series A Preferred Stock have been classified as a Mezzanine. Under Dutch GAAP the investment has been classified as shareholders equity.

B. SERIES B PREFERRED STOCK

During 2000 the Company completed a round of Series B Mandatorily Redeemable Preferred Stock. Under the shareholders agreement related to the issuance of Series B Preferred Stock the holders of at least a majority of the outstanding Series B Preferred Stock may, by written request, delivered after July 19, 2005, require the Company to redeem the preferred stock by paying in cash a sum equal to their original Issue Price of USD 3,20 per share. As a result, the Series B Preferred Stock is classified as a Mezzanine. Under Dutch GAAP the investment has been classified as shareholders equity.

C. ACCRETION ON ISSUANCE COSTS

Under US GAAP, the expenses related to the issuance of Stock of EUR 342,000 need to be accounted for as a reduction in the proceeds of the stock issuance. As result of the fact that the issuance during 2000 concerned mandatorily redeemable preferred stock with mandatory redemption 5 years after issuance, the issuance costs need to be accreted up to the redemption value over this period. Under Dutch GAAP issuance costs are recorded in the Statement of Income.

D.  ISSUANCE WARRANTS ON SERIES B PREFERRED STOCK

In July 1999, the Company issued a EUR 340,000 contingently Convertible Subordinated note. Upon occurrence of a second financing round, the principal and accrued interest were to become convertible into the new shares of Series A Preferred Stock, provided such event occurred or was reasonably negotiated by June 30, 2000. However if the event had not occurred at that date, the lender had the right to convert the note and accrued interest into shares of Series A Convertible Preferred Stock at a price per share of EUR 0,39. In connection with the debt offering, the Company committed to issuing warrants in the total amount of EUR 113,000. The warrants were contingently exercisable upon occurrence of both events: a second round of financing and conversion of the contingently convertible subordinated note into Series A Preferred Stock. At the time of the second round of financing in July 2000, the contingently convertible subordinated note was converted into Series B Preferred Stock. In conjunction with this round of financing and conversion of the note, the contingencies of the warrants were resolved. The warrants gave the holder the right to purchase 33,670 shares of Series B Preferred Stock at a purchase price of USD 3,20 per share. These warrants are exercisable for a period of four years commencing on July 19, 2000. The proceeds from this transaction must be allocated between the preferred stock and the detachable warrant using the relative fair value. The fair value of the warrants at the date of grant was EUR 255.000 using the Black Scholes model (risk-free interest rate 5,91%, volatility 100%, term 4 years, dividend zero, stock price USD 3,20, exercise price USD 3,20). The preferred stock had the fair value of EUR 336.000 using the following assumptions interest rate 5,5%, term 5 years, repayment amount EUR 355.000. As a result the relative fair value of the warrant was EUR 153.000.

For US GAAP the embedded beneficial conversion feature was recognized and measured by allocation of a portion of the proceeds equal to the intrinsic value of the feature to additional paid in capital. The amount was calculated at the commitment date as the difference between the conversion price EUR 1,91 and the fair value of the preferred stock, EUR 3,37 multiplied by the number of preferred shares, 105.310 which resulted in EUR 153.000.

Under US GAAP the EUR 306.000 has been added to additional paid-in capital. Under Dutch GAAP the warrant has not been valued.

E. ACCRETION TO REDEMPTION VALUE RELATED TO WARRANTS

Since the underlying preferred stock of the warrants, described by D, becomes mandatorily redeemable after July 2005, the value allocated to the warrants of EURO 153,000 must be accreted over a period of five years. Under Dutch GAAP, the fair value of warrants and beneficial conversion features is not recorded.

F. ACCRETION TO REDEMPTION VALUE RELATED TO BENEFICIAL CONVERSION FEATURES ON WARRANTS

The warrants, described by D, was given to the shareholders with a discount of EURO 153,000, which is accreted over a period of five years under US GAAP. Under Dutch GAAP, the fair value of warrants and beneficial conversion features is not recorded.

G. STOCK BASED COMPENSATION

The Company's first stock option plan includes the following provisions (summary) regarding non vested stock options and termination of employment:

"Stock options that have not vested upon termination of employment do not forfeit upon termination. However, these stock options continue to vest according to the original vesting schedule included in the individual's stock option agreement. The reason for this clause is that this makes the stock options "unconditional" for tax purposes and therefore will receive a favourable tax treatment. If a former-employee exercises stock options after termination of employment that were non-vested on the moment that he/she left the Company, the shares that were acquired as a result of this exercise must be offered, first to the shareholders of the Company and secondly, if no buyer is found, the Board may appoint a purchaser, which could be a third party. Options vested and exercised after the termination date shall be offered at the original grant date price. The Board may, at its own discretion, waive such obligation." These provisions do not result in variable plan accounting for all stock options under APB 25 prior to a change in status from an employee to a non-employee. In substance the above provisions are a cancellation clause as employees can not earn any money by exercising stock options that vested subsequent to termination of employment. It seems therefore unlikely that employees will exercise stock options that vested after termination. However, under APB 25, when an employee leaves the Company a new measurement date occurs due to a change in the employees status, as technically spoken the unvested stock options continue to vest while the owner is no longer employee. This measurement results in compensation expense. At December 31, 2001 the accumulated compensation expense amounts to EUR 107.000. The amount for December 31, 2002 was insignificant. Under Dutch GAAP compensation expenses is not recognized.

H. ISSUANCE OF WARRANTS ON SERIES B PREFERRED STOCK

In July 2000, the Company committed to issuing up to 550,000 warrants to an investor in exchange for consulting services. The number of warrants depends on the software license sales that occur on or before December 31, 2001 as a result of the consultant's involvement. Revenues have been generated through December 31, 2001 for which 11.000 performance warrants have been granted to the shareholder pursuant to this agreement. These warrants were valued by the Company at EURO 13.000 which have been added to cost of revenue product licenses. These warrants expired in the year 2002, as they have not been exercised before expiration date September 1, 2002. Under Dutch GAAP the warrants were not valued.

I. RELEASE OF CTA AS RESULT OF LIQUIDATION OF SUBSIDIARIES

The Company has liquidated its French and US entity as of December 31, 2002. The cumulative translation adjustment recorded for these entities within equity was EURO 105.000. Under US GAAP the cumulative translation adjustment relating to the liquidated entities should be charged to income. Under Dutch GAAP the cumulative translation adjustment is transferred to the other reserves from accumulated translation difference.

J. OTHER DIFFERENCES

         Cash flow statement

Data Distilleries compiles its cash flow statement in accordance with Dutch GAAP, which corresponds with International Accounting Standards (IAS 7). The SEC's rules applicable to the Financial Statements permit the compilation of cash flow statements under IAS 7.

         Restricted cash

The restricted cash disclosed in note 7 would not apply for restricted cash under US GAAP as the restriction matures within approximately one month. Therefore restricted cash is considered cash and cash equivalents for US GAAP.

RECENT US GAAP ACCOUNTING PRONOUNCEMENTS

 In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognised and measured initially at its fair value in the period in which the liability is incurred. Previously a liability for an exit cost was required to be recognised at the date of an entity's commitment to an exit plan, however this does not, by itself, create a present obligation to others that meets the definition of a liability. SFAS 146 will be effective for any exit or disposal activities that are initiated after December 31, 2002. The Company has initiated no such exit or disposal activities after December 31, 2002.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) as defined in SFAS 150. SFAS 150 is effective for the Company for fiscal periods beginning after December 15, 2003. For financial instruments created before the issuance date of this Statement and still existing at the beginning of the interim period of adoption, transition shall be achieved by reporting the cumulative effect of a change in an accounting principle by initially measuring the financial instruments at fair value or other measurement attribute required by the Statement. Upon adoption the Company's series A and series B Preferred Stock will be classified as a liability.

In November 2002, the EITF reached a consensus on Issue No. 00-21, "Multiple Deliverable Revenue Arrangement" ("EITF 00-21"). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early application permitted. The Company has assessed it's current accounting for multiple element arrangements and the impact of adoption of EITF 00-21 will be immaterial for the Companies consolidated financial statements.

In November 2001, the FASB discussed Topic D-103, recharacterized as EITF Issue No. 01-14, "Income Statement Characterization of Reimbursements Received for `Out-of-Pocket' Expenses Incurred." This issue deals with classification in the statement of operations of incidental expenses, that in practice are commonly referred to as "out-of-pocket" expenses, incurred by entities that provide services as part of their central on-going operations. The EITF reached a consensus that reimbursements received for out-of-pocket expenses incurred should be characterized as revenue in the statement of operations. This issue is effective for fiscal years which began after December 15, 2001. During 2002, the Company adopted EITF 01-14 which did not have a material impact on the consolidated financial position, result of operations, or cash flows.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that a liability (at fair value) be recorded in the guarantor's balance sheet upon issuance of a guarantee or indemnification. In addition, FIN 45 requires disclosures about the guarantees and indemnifications that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees and indemnifications issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The Company has adopted FIN 45, which did not have a material impact on its consolidated financial position, results of operations, or cash flows.

In January 2003, the FASB issued FASB Interpretation No. 46 , "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 " ("FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity. The company does not have variable interest entities as defined in FIN 46.

18. SUBSEQUENT EVENTS

A shareholder has decided in 2003 to sell its share to the company for a total amount of USD 48.000. The amount will be paid to the shareholder in terms ending on November 2003.

On November 4, 2003 the Company entered into a stock purchase agreement with SPSS in which SPSS acquired all outstanding capital stock of the Company for approximately $6.3 million. This consideration includes $1.0 million in cash and 281,830 shares of SPSS common stock valued at $5.3 million for purposes of this transaction. Over the next two years, the shareholders of the Company can also receive additional cash payments totalling $4.1 million at current approximate exchange rates, contingent on the achievement of certain growth targets for license and maintenance revenues from the Company's applications. SPSS is a multinational computer software company providing technology that transforms data into insight through the use of predictive analytics and other data mining techniques.

                  (ii) Data Distilleries B.V. Unaudited Financial Statements for
                       the Nine Months Ended September 30, 2003 and 2002.

CONSOLIDATED BALANCE SHEETS OF DATA DISTILLERIES B.V.

                                               SEPTEMBER 30, 2003 (UNAUDITED)               DECEMBER 31, 2002
                                              --------------------------------      --------------------------------
                                                   E                     E              E                      E

ASSETS

FIXED ASSETS
Tangible fixed assets [4]                         122.105                               289.035
Financial fixed assets [5]                         35.700                                65.399
                                              -----------                           -----------
Total fixed assets                                                     157.805                               354.434

CURRENT ASSETS
Trade accounts receivable                         491.513                             1.132.881
Other receivables [6]                             179.978                               250.811
Cash and bank balances [7]                        597.183                               202.682
                                              -----------                           -----------
Total current assets                                                 1.268.674                             1.586.374
                                                                     ---------                             ---------
TOTAL ASSETS                                                         1.426.479                             1.940.808
                                                                     ---------                             ---------

EQUITY AND LIABILITIES

SHAREHOLDERS' EQUITY [8]
Issued and paid up share capital                   66.083                                66.083
Additional paid in capital                     21.096.186                            21.096.186
Accumulated translation difference                (66.158)                              (87.106)
Other reserves                                (20.478.899)                          (16.573.271)
Result for the period                              10.687                            (3.864.601)
                                              -----------                           -----------
                                                                       627.899                               637.291

CURRENT LIABILITIES
Trade accounts payable                            102.950                               218.082
Taxes payable [9]                                  62.345                                64.811
Other liabilities and accruals [10]               633.285                             1.020.624
                                              -----------                           -----------
Total current liabilities                                              798.580                             1.303.517
                                                                     ---------                             ---------
Total equity and liabilities                                         1.426.479                             1.940.808
                                                                     ---------                             ---------

   The accompanying notes form an integral part of these financial statements

CONSOLIDATED STATEMENTS OF INCOME OF DATA DISTILLERIES B.V.

                                                     JANUARY - SEPTEMBER 2003         JANUARY - SEPTEMBER 2002
                                                                  (UNAUDITED)                      (UNAUDITED)
                                                  ---------------------------      ---------------------------
                                                       E               E                E               E
REVENUES [13]                                                      2.844.076                        2.413.409
                                                                   ---------                       ----------

Personnel expenses [14]                           2.154.469                        4.330.407
Depreciation expenses                               166.930                          221.267
Other operating expenses [15]                       500.443                        1.684.538
                                                  ---------                        ---------
                                                                   2.821.842                        6.236.212
                                                                   ---------                       ----------
OPERATING RESULT                                                      22.234                       (3.822.803)

Other (cost) / income [16]                                           (11.547)                         (69.689)
                                                                   ---------                       ----------
RESULT BEFORE TAXATION                                                10.687                       (3.892.492)

Taxation on result                                                         -                                -
                                                                   ---------                       ----------
NET PROFIT (LOSS)                                                     10.687                       (3.892.492)
                                                                   ---------                       ----------

   The accompanying notes form an integral part of these financial statements

CONSOLIDATED CASH FLOW STATEMENTS OF DATA DISTILLERIES B.V.

                                                                                 JANUARY -            JANUARY -
                                                                            SEPTEMBER 2003       SEPTEMBER 2002
                                                                               (UNAUDITED)          (UNAUDITED)
                                                                            --------------       --------------
                                                                                 E                     E
CASH FLOW FROM OPERATING ACTIVITIES
Net profit (loss) for the 9 months period                                         10.687           (3.892.492)
Adjustments to reconcile net profit / (loss) to cash used in operating activities
Depreciation                                                                     166.930              221.267
Loss on disposal of tangible fixed assets                                              -                2.940
Realized foreign currency results                                                 16.836               97.682
Changes in operating assets and liabilities
Accounts receivable                                                              641.368            2.194.727
Other receivables                                                                 70.833             (147.033)
Accounts payable                                                                (115.132)            (792.279)
Other liabilities and accruals                                                  (389.805)          (1.039.999)
                                                                                --------           ----------
NET CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES                            401.717           (3.355.187)

CASH FLOW FROM INVESTING ACTIVITIES
Investment / sale of tangible fixed assets                                             -                    -
                                                                                --------           ----------
NET CASH USED IN INVESTING ACTIVITIES                                                  -                    -

CASH FLOW FROM FINANCING ACTIVITIES
Rent deposit reimbursement                                                        29.699               10.314
Cost of Treasury Stock                                                           (41.027)                   -
                                                                                --------           ----------
NET CASH (USED IN) / PROVIDED BY FINANCING ACTIVITIES                            (11.328)              10.314

Effect of exchange rate changes on cash and bank balances                          4.112             (185.418)
                                                                                --------           ----------
Net increase / (decrease) in cash and bank balances                              394.501           (3.530.291)
Cash and bank balances, beginning of period                                      202.682            4.332.153
                                                                                --------           ----------
CASH AND BANK BALANCES, END OF PERIOD                                            597.183              801.862
                                                                                --------           ----------

   The accompanying notes form an integral part of these financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   GENERAL

Data Distilleries B.V., hereafter referred as "the Company" was established in Amsterdam on August 17, 1995. The principal activities of the Company are the development and selling of analytical customer relationship management ("CRM") software, as well as providing related maintenance and consultancy.


2.   BASIS OF PRESENTATION

These financial statements have been prepared under the historical cost convention and in accordance with Accounting Principles Generally Accepted in The Netherlands ("Dutch GAAP"). Dutch GAAP differs in certain respects from those generally accepted in the US and the effects of these differences in the determination of net results and shareholders' equity are shown in note 17 to the financial statements. These financial statements are not intended to and do not represent the statutory accounts or annual report of the Company pursuant to the provisions of Title 9, Book 2 of the Netherlands Civil Code. Such accounts and report have been filed with and can be directly obtained from the Chamber of Commerce within the Netherlands.


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION PRINCIPLES

The consolidated financial statements incorporate the accounts of the Company and its wholly owned subsidiaries:
-    Data Distilleries United Kingdom Ltd., Chertsey (United Kingdom)
-    Data Distilleries Germany GmbH, Goldbach (Germany)

The 2002 consolidation included the US and French subsidiary.

The Company has decided on various grounds to wind up both the French entity as well as the US entity as per December 31, 2002. Primarily all operations from these entities have been transferred to the parent company.

Transactions between the companies included in the consolidation have been eliminated.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of operations whose functional currency is other than the Euro are translated using the exchange rate on the balance sheet date. Revenues and expenses of those operations are translated at average exchange rate prevailing during the year. Translation differences arising from the translation of foreign currency amounts are charged or credited to equity.


ACCOUNTING POLICIES RELATING TO BALANCE SHEET

         General

The accounting policies are based on historical cost principles. All amounts are recorded at cost unless otherwise stated.

         Tangible fixed assets

Tangible fixed assets are stated at the acquisition cost, less straight-line depreciation. The depreciation is calculated on the basis of the acquisition cost and the estimated economic life of the related asset.

         Accounts receivable

Accounts receivable are due within the year and are stated at face value. A provision is deducted where necessary.


ACCOUNTING POLICIES RELATING TO THE STATEMENT OF INCOME

         Determination of result

Results represent the difference between the realisable value of the software, consultancy or training delivered/rendered and the cost and other charges for the period. The results on transactions are recognised in the period in which they are realised; losses are taken as soon as they are probable and reasonably estimable.

         Revenues

Revenues represent the amounts charged to third parties for software delivered and services rendered in the reporting period less discounts, resellers' fee and exclusive of VAT. Revenues are mainly derived from software licensing fees, consulting and maintenance support services. License revenue is recognised when a signed license agreement exists, the software has been shipped or electronically delivered, the license fee is fixed and determinable, there is no continuing obligation and collection of the resulting receivable is probable. Maintenance revenues are amortised over the maintenance period involved. Pre invoiced and not yet recognised maintenance fees are accounted for as deferred revenues.

         Operating expenses

Operating expenses represent the total of cost related to the reporting period insofar as these have not been included as financial expenses.

         Product development

All expenses related to product development are directly charged to the statement of income.

         Income tax

The corporate income tax is calculated on the basis of the result for financial statement purposes and the prevailing regulations and rates.


NEW ANNUAL REPORTING GUIDELINES

         Dutch GAAP

In November 2002 the Dutch Council for Annual Reporting has issued the 2002 edition of the Guidelines for Annual Reporting. The following changes have been made to the guidelines, which have had no impact on these financial statements:

- A change in method of estimation is not a change in accounting principle, but a change in estimate (RJ 140). The cumulative effect of a change in estimate may therefore no longer be accounted for as an adjustment to the opening balance of equity, but should be accounted for in line with RJ 145 (see below);

- Retroactive treatment of changes in accounting estimates is no longer allowed. These changes should be accounted for in current or future periods that are impacted (RJ 145);

- Additional detailed guidance and examples have been provided with regard to revenue recognition for several categories of revenue (RJ 270).


4.   TANGIBLE FIXED ASSETS

The movement in tangible fixed assets can be summarised as follows:

                                                                                January -        January -
                                                                                September        December
                                                                                  2003              2002
                                                                               (unaudited)
                                                                               -----------       ---------
                                                                                    E                E
Cost                                                                              991.579        1.145.926
Accumulated depreciation                                                         (702.544)        (510.087)
                                                                                 --------        ---------
Book value                                                                        289.035          635.839
                                                                                 --------        ---------

Changes during the period
Investments                                                                                         14.703
Depreciation                                                                     (166.930)        (291.750)
Disposal costs                                                                    (29.559)        (164.117)
Disposal accumulated depreciation                                                  29.559           99.293
Currency exchange changes during the year                                               -           (4.933)
                                                                                 --------         --------
Total changes during the year                                                    (166.930)        (346.804)
                                                                                 --------         --------

September 30
Cost                                                                              962.020          991.579
Accumulated depreciation                                                         (839.915)        (702.544)
                                                                                 --------         --------
Book value                                                                        122.105          289.035
                                                                                 --------         --------

The depreciation period for all tangible fixed assets is three years. Tangible fixed assets comprise of furniture, fixtures and computer hardware.


5.   FINANCIAL FIXED ASSETS

The financial fixed assets relate to security given in relation to rental agreements for buildings rented by the Company.


6.   OTHER RECEIVABLES

                                                   September        December
                                                   30,  2003        31, 2002
                                                  (unaudited)
                                                  -----------       --------
                                                       E               E
VAT                                                  82.555         223.006
Social security premiums receivable                  23.532               -
Other receivables and prepayments                    73.891          27.805
                                                    -------         -------
                                                    179.978         250.811
                                                    -------         -------

7.   CASH AND BANK BALANCES

All cash and bank balances included in this caption are unrestricted.


8.   SHAREHOLDERS' EQUITY

Movements in the shareholder's equity can be summarised as follows:

                                       December 31,     Movement for   September 30,
                                           2002         the 9 months       2003
                                                           period       (unaudited)
                                                        (unaudited)
                                       ------------     ------------   -------------
                                             E                                E
Share capital                               66.083               -          66.083
Additional paid in capital              21.096.186               -      21.096.186
Translation adjustment                     (87.106)         20.948         (66.158)
Other reserves                         (16.573.271)     (3.905.628)    (20.478.899)
Result for the period                   (3.864.601)      3.875.288          10.687
                                       -----------      ----------     -----------
Total                                      637.291          (9.392)        627.899
                                       -----------      ----------     -----------

The movement in other reserves includes the purchase price for acquired own shares from one of the Company's shareholders for an amount of E 41.027.

On July 19, 2000, the Company approved an increase in the number of authorised shares of its common stock and preferred stock to 28.000.000 and 4.000.003, respectively. In connection with this approval, the authorised shares of preferred stock were designated as follows:

Non-cumulative preference shares A            4.000.000
Non-cumulative preference shares B           10.000.000
Non-cumulative preference shares C                    1
Non-cumulative preference shares D                    1
Non-cumulative preference shares E                    1

On July 19, 2000, a total number of 1.934.690 ordinary shares are transferred from several private investors to a venture capital company. At the time of the transfer these shares were converted into Series B Convertible Preferred Stock.

On July 19, 2000, several venture capital companies and one private investor acquired 5.546.560 Series B Convertible Preferred Stock for an amount of USD
17.748.992. This has resulted in a share premium of USD 17.693.526 (approximately E 20 million).

During 2000 a shareholder has exercised its right for conversion of a subordinated convertible loan of E 340.335 (that had been concluded on July 27, 1999) into 105.310 Series B Convertible Preferred Stock at a conversion price of USD 3.20 per share. This resulted in an increase of shareholders equity of approximately E 0,4 million.

The issued and fully paid share capital per September 30, 2003 can be specified as follows (nominal par value per share E 0,0045378):

                       September          2002
                         2003
                      (unaudited)
                      -----------        ------
                           E               E
Ordinary shares          18.448          18.448
Preference A shares      13.209          13.209
Preference B shares      34.426          34.426
                         ------          ------
Total                    66.083          66.083
                         ------          ------

In addition to Ordinary shares, Series A Convertible Preferred Stock and Series B Convertible Stock, the Company has issued 1 share of Series C, D and E Convertible Preferred Stock each (at a nominal value per share of E 0,0045378). These shares give the holder the right to a seat in the Board of Supervisory Directors.

         Warrants

On July 27, 1999 a Convertible Loan Agreement was concluded with an investor for an amount of E 340.335. In connection with this agreement, on July 19, 2000, the Company issued warrants to purchase 33.670 shares of Series B Convertible Preferred Stock at a purchase price of USD 3.20 per share. These warrants were exercisable immediately for a period of four years.

In July 2000, the Company issued 582.180 (20% of the then outstanding shares of that investor) warrants to purchase shares of Series A Convertible Preferred Stock at a price of E 0.38979 per share. The warrants were exercisable through 20 January 2002 and had been contingently granted as part of the first financing round in January 1998. The investor has not exercised its rights under this warrant agreement and therefore these warrants have been cancelled.

In July 2000, the Company committed to issuing up to 550.000 warrants to an investor in exchange for lead generation. The number of warrants depends on the software license sales that occur before December 31, 2001 as a result of the investor's involvement. The warrants entitle the holder to purchase shares of Series B Convertible Preferred Stock at USD 3,20 per share. As a result of investors' activities in 2001, a number of 11.000 warrants have been granted. These warrants have expired in the year 2002, as they have not been exercised before expiration date September 1, 2002.

         Redemption right

The holders of Series B Convertible Preferred Stock, unless converted, have the right to demand that the Company redeems the Preferred Shares at a price equal to their original Issue Price at any time after the fifth anniversary of this Agreement (five years after July 19, 2000). The redemption value of these shares is approximately USD 24,3 million at September 30, 2003. Additional Series B Convertible Preferred Stock that will be issued by the Company in the future as result of the exercise of warrants will also include this redemption feature.

         Liquidation preferences

The shareholders shall procure and shall take any and all action possible to ensure that the aggregate consideration to be received by the shareholders as a result of a liquidation of the Company shall be distributed in the following order:
     -    First, the holders of Series B Convertible Preferred Stock,
     -    Secondly, the holders of Series A Convertible Preferred Stock,
     - Thereafter, any remaining consideration will be distributed to all shareholders on a pro-rata and as-converted basis.

         Stock options

In September 1999 the shareholders approved a Stock Option Plan ("SOP") for the employees and the Board members of the Company. Under this SOP, the Board, at its own discretion, may grant options to acquire depository receipts of shares in the capital of the Company. Holders of depository receipts will be entitled to convert their depository receipts to common shares upon Initial Public Offering or other specific events. The maximum number of options to be granted under this SOP shall not exceed the number corresponding with 2.240.100 of ordinary shares, par value of E 0,0045378 per share. No options may be granted under this SOP after December 31, 2004.

In August 2001 the shareholders approved a similar Stock Option Plan (SOP) for the employees and the Board members of the Company. The maximum number of options to be granted under this SOP shall not exceed the number corresponding with 1.838.150 of ordinary shares, par value of E 0,0045378 per share. No options may be granted under this SOP after December 31, 2010.

In 2003 no new options have been issued.

The movement of the total number of granted options to employees, members of the Board of Directors and a member of the Supervisory Board for the period January 1 - September 30, 2003 is as follows:

                                                     Board of      Supervisory
Stock options issued                    Employees    Directors        Board           Total
                                        ---------    ---------     -----------    ---------
January 1, 2002                         1.475.540    1.055.001        99.000      2.629.541

Grants                                    802.490            -             -        802.490
Cancellations of grants                  (554.000)           -             -       (554.000)
Exercised                                     (20)           -             -            (20)
                                        ---------    ---------        ------      ---------
January 1, 2003                         1.724.010    1.055.001        99.000      2.878.011
                                        ---------    ---------        ------      ---------
Cancellations of grants (unaudited)       (53.250)           -             -        (53.250)
                                        ---------    ---------        ------      ---------
September 30, 2003 (unaudited)          1.670.760    1.055.001        99.000      2.824.761
                                        ---------    ---------        ------      ---------

The exercise price of the stock options outstanding at September 30, 2003 range from E 0,39 to E 3,48 per depository receipt.


9.   TAXES PAYABLE

This caption reflects wage tax payables.


10.  OTHER LIABILITIES AND ACCRUALS

                                September 30,   December 31,
                                    2003            2002
                                 (unaudited)
                                -------------   ------------
                                     E                E
Bonus employees                     31.000          126.000
Accrued holiday allowance           61.705          116.830
Accrued operating expenses         106.170           34.845
Deferred revenue                   373.972          570.013
Other liabilities                   60.438          172.936
                                   -------        ---------
                                   633.285        1.020.624
                                   -------        ---------

11.  CONTINGENCIES AND COMMITMENTS NOT INCLUDED IN THE BALANCE SHEET (UNAUDITED)

The Company has entered into long term commitments with regard to office rent and lease cars. The future commitments can be specified as follows; they include an annual 5% price index adjustment.

                          Computer lease    Office rent      Car lease
                          --------------    -----------      ---------
                                                 E               E
Last 3 months of 2003          3.927           35.300          40.902
2004                          12.470                -         141.549
2005 and thereafter           12.218                -         131.197
                              ------           ------         -------
Total                         28.615           35.300         313.648
                              ------           ------         -------


12.  TAXATION

Due to accumulated losses there is no income tax payable. No recognition is given to the potential tax benefit of these losses due to uncertainty about the realisability of the net operating losses carried forward.

The accumulated losses can be specified as follows:

                                                           September 30,
                                                               2003
                                                            (unaudited)
                                                           -------------
                                                                 E
Data Distilleries B.V.                                       15.010.350
Data Distilleries United Kingdom Ltd.                         3.840.001
Data Distilleries Germany GmbH                                1.178.443
                                                             ----------
                                                             20.028.794
                                                             ----------

Data Distilleries France SAS and Data Distilleries United States Inc. have been liquidated as per December 31, 2002, therefore the Company has incurred losses on the loan and original share capital (E 2.302.606 and E 2.932.303 respectively) and has included these losses in the operating losses to be carried forward from Data Distilleries B.V. The operating losses can be carried forward indefinitely.

13.  REVENUES

The Company has sales in the Netherlands, various European countries and the United States.

                                    January -         January -
                                    September         September
                                       2003             2002
                                   (unaudited)       (unaudited)
                                   -----------       -----------
                                        E                 E
Products (licenses)                   902.795           691.812
Consultancy                           817.499           777.776
Maintenance                         1.037.422           896.133
Training                               77.517            47.688
Other revenues                          8.843                 -
                                    ---------         ---------
                                    2.844.076         2.413.409
                                    ---------         ---------


14.  PERSONNEL EXPENSES

                                         January -        January -
                                         September        September
                                            2003             2002
                                        (unaudited)      (unaudited)
                                        -----------      -----------
                                             E                E
Salary expenses                          1.466.962        3.196.887
Bonus personnel                            120.160          201.363
Social charges                             132.212          347.739
Pension premiums                            82.094          129.789
Recruitment                                  1.300            1.357
Temporary staff                            180.699          228.440
Subsidy on wages                           (51.382)         (53.623)
Lease cars                                 206.363          184.055
Various personnel expenses                  16.061           94.400
                                         ---------        ---------
                                         2.154.469        4.330.407
                                         ---------        ---------

15.  OTHER OPERATING EXPENSES

                                            January -       January -
                                            September       September
                                              2003            2002
                                           (unaudited)     (unaudited)
                                           -----------     -----------
                                                E               E
Office rent                                   93.727         351.235
Service expenses                              16.307          29.100
Office expenses                               36.121         200.191
Rent office equipment                          5.794          11.011
Subscriptions                                 32.757          32.874
Telephone                                     34.968         121.811
Selling expenses                              52.827         274.831
Legal                                         43.878         128.728
Advisory                                      81.375         283.622
Travelling                                    63.691         186.477
Other expenses                                38.998          64.658
                                             -------       ---------
                                             500.443       1.684.538
                                             -------       ---------

         Personnel

The average number of Dutch staff plus affiliates during January to September 2003 was approximately 40 (January to September 2002: 45).

         Remuneration of the Board of Directors and the Board of Supervisory Directors

The Board of Directors consists of one member in the nine months period of 2003. The Company therefore makes use of the exemption in article 2:383.1 of the Netherlands Civil Code.

The members of the Board of Supervisory Directors in the aggregate received a remuneration in total of E 11.574 (2002: E 22.500) for the period January through September, 2003 resp. 2002.

16.  OTHER (COST) / INCOME

                                    January -     January -
                                    September     September
                                      2003          2002
                                   (unaudited)   (unaudited)
                                   -----------   -----------
                                        E             E
Interest income                       5.487          27.993
Interest expenses                      (198)              -
Foreign currency results            (16.836)        (97.682)
                                     ------         -------
                                    (11.547)        (69.689)
                                     ------         -------


17.  RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The financial statements are prepared in accordance with accounting principles generally accepted in the Netherlands (Dutch GAAP), which differ in certain respects from the accounting principles generally accepted in the United States of America (US GAAP).

The following note summarizes the adjustments to Data Distilleries net result and total shareholders' equity that would have to be made if Data Distilleries was to report under US GAAP.

         Reconciliation of net result to US GAAP

There are no reconciling items between Dutch GAAP and US GAAP for the net result for the periods ending September 30, 2002 and 2003.

         Reconciliation of consolidated shareholders' equity

                                                                        September,    December 31,
                                                                         30, 2003         2002
                                                                        (unaudited)
                                                                        -----------   ------------
                                                                           E000            E000
SHAREHOLDERS' EQUITY AS REPORTED UNDER DUTCH GAAP                            628             637
ADJUSTMENTS FOR:
A. Series A Preferred Stock                                               (1.134)         (1.134)
B. Series B Preferred Stock                                              (26.857)        (26.857)
C. Issuance costs                                                            124             175
D. Issuance warrants on series B preferred stock                             306             306
E. Accretion to redemption value related to warrants                         (98)            (75)
F. Accretion to redemption value related to BCF warrants                     (98)            (75)
G. Issuance of warrants on Series B Preferred Stock                          (13)            (13)
H. Release CTA as result of liquidation subsidiaries                          --             105
I. Foreign currency results                                                   --            (105)
                                                                         -------         -------
SHAREHOLDERS' EQUITY UNDER US GAAP                                       (27.142)        (27.036)
                                                                         -------         -------

Under US GAAP the shareholders' equity movement schedule (E000) is as follows:

                                              MANDATORILY REDEEMABLE
                                           CONVERTIBLE PREFERRED STOCK     PREFERRED STOCK         COMMON STOCK
                                           ---------------------------    -----------------     -------------------
                                             SHARES             AMOUNT    SHARES     AMOUNT     SHARES        AMOUNT
                                           ----------           ------    ------     ------    ---------      ------
                                           ----------           ------      --         --      ---------        --
BALANCE, DECEMBER 31, 2001                 10,497,450           27,543       3          -      4,065,310        18
                                           ==========           ======      ==         ==      =========        ==
Accretion to redemption value of
 mandatorily preferred stock                        -              130       -          -              -         -
Currency translation adjustment                     -                -       -          -              -         -
Currency translation adjustment as
 result of liquidation subsidiaries
Net loss                                            -                -       -          -              -         -
                                           ----------           ------      --         --      ---------        --
BALANCE, DECEMBER 31, 2002                 10,497,450           27,673       3          -      4,065,310        18
                                           ==========           ======      ==         ==      =========        ==

Accretion to redemption value of
 mandatorily preferred stock                        -               97       -          -              -         -
Currency translation adjustment                     -                -       -          -              -         -
Cost of purchase own shares
Net loss                                            -                -       -          -              -         -
                                           ----------           ------      --         --      ---------        --
BALANCE, SEPTEMBER 30, 2003                10,497,450           27,770       3          -      4,065,310        18
                                           ==========           ======      ==         ==      =========        ==

                                           ADDITIONAL                 OTHER
                                            PAID-IN     TREASURY   COMPREHENSIVE    ACCUMULATED
                                             CAPITAL      STOCK        INCOME          DEFICIT       TOTAL
                                           ----------   --------   -------------    -----------     -------
                                             ------        --            ---           -------      -------
BALANCE, DECEMBER 31, 2001                   (6,622)        -            (40)          (16,246)     (22,890)
                                             ======       ===            ===           =======      =======
Accretion to redemption value of
 mandatorily preferred stock                   (130)                       -                 -         (130)
Currency translation adjustment                   -         -           (151)                -         (151)
Currency translation adjustment as
 result of liquidation subsidiaries                                      105                 -          105
Net loss                                          -         -              -            (3,970)      (3,970)
                                             ------        --            ---           -------      -------
BALANCE, DECEMBER 31, 2002                   (6,752)        -            (86)          (20,216)     (27,036)
                                             ======       ===            ===           =======      =======

Accretion to redemption value of
 mandatorily preferred stock                    (97)                       -                 -          (97)
Currency translation adjustment                   -         -             21                 -           21
Cost of purchase own shares                               (41)                                          (41)
Net loss                                          -         -              -                11           11
                                             ------        --            ---           -------      -------
BALANCE, SEPTEMBER 30, 2003                  (6,849)      (41)           (65)          (20,205)     (27,142)
                                             ======       ===            ===           =======      =======

In addition to the reconciliation of Dutch GAAP to US GAAP for net result and shareholders' equity, US GAAP requires that a statement of comprehensive income be presented in accordance with SFAS 130 "Reporting Comprehensive Income". Comprehensive income reflects all changes in shareholders' equity during a certain period, with the exception of payments by and distributions to shareholders.

         Comprehensive income

                                                            January -    January -
                                                            September   September
                                                               2003         2002
                                                           (unaudited)  (unaudited)
                                                           -----------  -----------
                                                              E000         E000
NET INCOME (LOSS) UNDER US GAAP                                11         (3.892)

OTHER COMPREHENSIVE INCOME ITEMS
Exchange rate differences through shareholders' equity         21            (88)
                                                               --         ------
COMPREHENSIVE INCOME                                           32         (3.980)
                                                               --         ------


RECONCILING ITEMS AND EXPLANATION OF CERTAIN DIFFERENCES BETWEEN DUTCH GAAP AND US GAAP

A. SERIES A PREFERRED STOCK

During 1999 and 2000 the Company completed a round of Series A Mandatorily Redeemable Preferred Stock. Under the shareholders agreement related to the issuance of Series A Preferred Stock, a merger, consolidation, reorganisation or sale of all, or substantially all, of the Company's assets shall be deemed a liquidation event. Also under the agreement, upon a liquidation event, the investors have a preferred liquidation right equal to their original investment. Since under US GAAP, the events as described above, are outside the control of the Company and the preferred liquidation right equals a redemption right, the Series A Preferred Stock have been classified as a Mezzanine. Under Dutch GAAP the investment has been classified as shareholders' equity.


B. SERIES B PREFERRED STOCK

During 2000 the Company completed a round of Series B Mandatorily Redeemable Preferred Stock. Under the shareholders agreement related to the issuance of Series B

Preferred Stock the holders of at least a majority of the outstanding Series B Preferred Stock may, by written request, delivered after July 19, 2005, require the Company to redeem the preferred stock by paying in cash a sum equal to their original Issue Price of USD 3,20 per share. As a result, the Series B Preferred Stock is classified as a Mezzanine. Under Dutch GAAP the investment has been classified as shareholders' equity.


C. ISSUANCE COSTS

Under US GAAP, the expenses related to the issuance of Stock of EUR 342,000 need to be accounted for as a reduction in the proceeds of the stock issuance. As result of the fact that the issuance during 2000 concerned mandatorily redeemable preferred stock with mandatory redemption 5 years after issuance, the issuance costs need to be accreted up to the redemption value over this period. Under Dutch GAAP issuance costs are recorded in the Statement of Income.


D. ISSUANCE WARRANTS ON SERIES B PREFERRED STOCK

In July 1999, the Company issued a EUR 340,000 contingently Convertible Subordinated note. Upon occurrence of a second financing round, the principal and accrued interest were to become convertible into the new shares of Series A Preferred Stock, provided such event occurred or was reasonably negotiated by June 30, 2000. However if the event had not occurred at that date, the lender had the right to convert the note and accrued interest into shares of Series A Convertible Preferred Stock at a price per share of EUR 0,39. In connection with the debt offering, the Company committed to issuing warrants in the total amount of EUR 113,000. The warrants were contingently exercisable upon occurrence of both events: a second round of financing and conversion of the contingently convertible subordinated note into Series A Preferred Stock. At the time of the second round of financing in July 2000, the contingently convertible subordinated note was converted into Series B Preferred Stock. In conjunction with this round of financing and conversion of the note, the contingencies of the warrants were resolved. The warrants gave the holder the right to purchase 33,670 shares of Series B Preferred Stock at a purchase price of USD 3,20 per share. These warrants are exercisable for a period of four years commencing on July 19, 2000. The proceeds from this transaction must be allocated between the preferred stock and the detachable warrant using the relative fair value. The fair value of the warrants at the date of grant was EUR 255.000 using the Black Scholes model (risk-free interest rate 5,91%, volatility 100%, term 4 years, dividend zero, stock price USD 3,20, exercise price USD 3,20). The preferred stock had the fair value of EUR 336.000 using the following assumptions interest rate 5,5%, term 5 years, repayment amount EUR 355.000. As a result the relative fair value of the warrant was EUR 153.000.

For US GAAP the embedded beneficial conversion feature was recognized and measured by allocation of a portion of the proceeds equal to the intrinsic value of the feature to additional paid in capital. The amount was calculated at the commitment date as the difference between the conversion price EUR 1,91 and the fair value of the preferred stock,

EUR 3,37 multiplied by the number of preferred shares, 105.310 which resulted in EUR 153.000.

Under US GAAP the EUR 306.000 has been added to additional paid-in capital. Under Dutch GAAP the warrant has not been valued.


E. ACCRETION TO REDEMPTION VALUE RELATED TO WARRANTS

Since the underlying preferred stock of the warrants, described by D, becomes mandatorily redeemable after July 2005, the value allocated to the warrants of EUR 153,000 must be accreted over a period of five years. Under Dutch GAAP the fair value of the warrants and beneficial conversion feature is not recorded separately.


F. ACCRETION TO REDEMPTION VALUE RELATED TO BENEFICIAL CONVERSION FEATURE ON WARRANTS

The warrants, described by D, were given to the shareholders with a discount of EUR 153,000, which is accreted over a period of five years under US GAAP. Under Dutch GAAP the fair value of the warrants and beneficial conversion feature is not recorded separately.

G. ISSUANCE OF WARRANTS ON SERIES B PREFERRED STOCK

In July 2000, the Company committed to issuing up to 550.000 warrants to an investor in exchange for consulting services. The number of warrants depends on the software license sales that occur before December 31, 2001 as a result of the consultant's involvement. Revenues have been generated through December 31, 2001 for which 11.000 performance warrants have been granted to the shareholder pursuant to this agreement. These warrants were valued by the Company at EUR
13.000 which has been added to cost of revenue product licenses. These warrants expired in the year 2002, as they have not been exercised before expiration date September 1, 2002. Under Dutch GAAP the warrants were not valued.

H. RELEASE OF CTA AS RESULT OF LIQUIDATION OF SUBSIDIARIES

The Company has liquidated its French and US entity as of December 31, 2002. The cumulative translation adjustment recorded for these entities within equity was EURO 105.000. Under US GAAP the cumulative translation adjustment relating to the liquidated entities should be changed to income. Under Dutch GAAP, the cumulative translation adjustment is transferred to the other reserves.

I. OTHER DIFFERENCES

         Cash flow statement

Data Distilleries compiles its cash flow statement in accordance with Dutch GAAP, which corresponds with International Accounting Standards (IAS 7). The SEC rules applicable to the Financial Statements permit the compilation of cash flow statements under IAS 7.


RECENT US GAAP ACCOUNTING PRONOUNCEMENTS

In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognised and measured initially at its fair value in the period in which the liability is incurred. Previously a liability for an exit cost was required to be recognised at the date of an entity's commitment to an exit plan, however this does not, by itself, create a present obligation to others that meets the definition of a liability. SFAS 146 is effective for any exit or disposal activities initiated after December 31, 2002. The Company has initiated no such exit or disposal activities after December 31, 2002.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) as defined in SFAS 150. SFAS 150 is effective for the Company for fiscal periods beginning after December 15, 2003. For financial instruments created before the issuance date of this Statement and still existing at the beginning of the interim period of adoption, transition shall be achieved by reporting the cumulative effect of a change in an accounting principle by initially measuring the financial instruments at fair value or other measurement attribute required by the Statement. Upon adoption the Company's series A and series B Preferred Stock will be classified as a liability.

In November 2002, the EITF reached a consensus on Issue No. 00-21, "Multiple Deliverable Revenue Arrangement" ("EITF 00-21"). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early application permitted. The Company has assessed its current accounting for multiple element arrangements and the impact of adoption of EITF 00-21 was immaterial for the Companies consolidated financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46 , "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 " ("FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity. The company does not have variable interest entities as defined in FIN 46.


18. SUBSEQUENT EVENTS - NEW SHAREHOLDERS AGREEMENT

In October 2003 a new shareholders agreement was concluded, in which several shareholders have agreed to waive their respective rights to exercise warrants and stock options.

On November 4, 2003 the Company entered into a stock purchase agreement with SPSS in which SPSS acquired all outstanding capital stock of the Company for approximately $6.3 million. This consideration includes $1.0 million in cash and 281,830 shares of SPSS common stock, valued at $5.3 million for purposes of this transaction. Over the next two years, the shareholders of the Company can also receive additional cash payments totalling $4.1 million at current approximate exchange rates, contingent on the achievement of certain growth targets for license and maintenance revenues from the Company's applications. SPSS is a multinational computer software company providing technology that transforms data into insight through the use of predictive analytics and other data mining techniques.

(b) Pro Forma Financial Information

                                    SPSS Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                            As of September 30, 2003
                              (In U.S. $ thousands)

                                                                                 (A)
                                                                                 Data          Pro Forma           Pro Forma
                                                               SPSS          Distilleries     Adjustments           Combined
                                                             --------        ------------     -----------         -----------
ASSETS
Current assets
     Cash and cash equivalents                               $ 22,910          $    692        $      -            $ 23,602
     Accounts receivable, net                                  43,191               571            (100) (B)         43,662
     Inventories                                                2,558                 -               -               2,558
     Other current assets                                      27,011               209               -              27,220
                                                             --------          --------        --------            --------
        Total current assets                                   95,670             1,472            (100)             97,042

Property, equipment and leasehold improvements, net            33,490               141            (100) (C)       $ 33,531
Capitalized software development costs, net                    29,616                 -               -              29,616
Goodwill                                                       53,560                 -           6,409  (D)         59,969
Intangibles, net of accumulated amortization                   11,622                 -           1,000  (D)         12,622
Other noncurrent assets                                        15,119                42               -              15,161
                                                             --------          --------        --------            --------
        Total assets                                         $239,077          $  1,655        $  7,209            $247,941
                                                             ========          ========        ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable                                           $  2,500          $      -        $      -            $  2,500
     Accounts payable                                           8,677               119               -               8,796
     Other current liabilities                                 32,542               374           1,626  (E)         34,542
     Deferred revenues                                         40,176               434               -              40,610
                                                             --------          --------        --------            --------
        Total current liabilities                              83,895               927           1,626              86,448

Noncurrent liabilities                                         13,857                 -           1,000  (G)         14,857

Mandatorily Redeemable Preferred Stock                                           32,205         (32,205) (F)              -

                                                                                                 31,477  (F)
Stockholders' equity                                          141,325           (31,477)          5,311  (G)        146,636
                                                             --------          --------        --------            --------

        Total liabilities and stockholders'  equity          $239,077          $  1,655        $  7,209            $247,941
                                                             ========          ========        ========            ========

See accompanying notes to unaudited pro forma condensed combined financial statements

                                    SPSS Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                          Year ended December 31, 2002
                  (In U.S. $ thousands, except per share data)

                                                                                     (H)
                                                                                     Data              Pro Forma         Pro Forma
                                                                SPSS             Distilleries         Adjustments        Combined
                                                              ---------          ------------         -----------        ---------
Net revenues                                                  $209,300             $  3,516             $     -          $ 212,816

Cost of revenues                                                26,951                    -                 479  (I)        27,430
                                                              --------             --------             -------          ---------
Gross Profit                                                   182,349                3,516                (479)           185,386

Operating expenses                                             191,643                7,093                (479) (I)       198,257
                                                              --------             --------             -------          ---------
Operating income (loss)                                         (9,294)              (3,577)                  -            (12,871)

Other income (expense)                                            (330)                (177)                (70) (J)          (577)
                                                              --------             --------             -------          ---------
Income (loss) before income taxes and minority interest         (9,624)              (3,754)                (70)           (13,448)

Income tax benefit                                              (1,228)                   -              (1,377) (K)        (2,605)
                                                              --------             --------             -------          ---------

Income (loss) before minority interest                          (8,396)              (3,754)              1,307            (10,843)

Minority interest                                                  497                    -                   -                497
                                                              --------             --------             -------          ---------

Net income (loss)                                             $ (7,899)            $ (3,754)            $ 1,307          $ (10,346)
                                                              ========             ========             =======          =========

Basic earnings per share                                      $  (0.47)                                                  $   (0.60)

Diluted earnings per share                                       (0.47)                                                      (0.60)

Shares used in computing                                        16,887                                      282 (L)         17,169
basic earnings per share

Shares used in computing                                        16,887                                      282 (L)         17,169
diluted earnings per share

See accompanying notes to unaudited pro forma condensed combined financial statements.

                                    SPSS Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                      Nine months ended September 30, 2003
                  (In U.S. $ thousands, except per share data)

                                                                                   (H)
                                                                                   Data             Pro Forma        Pro Forma
                                                                   SPSS         Distilleries       Adjustments       Combined
                                                                 --------       ------------       -----------       ---------
Net revenues                                                     $152,484          $ 3,163            $   -          $ 155,647

Cost of revenues                                                   11,802                -              220  (I)        12,022
                                                                 --------          -------            -----          ---------
Gross Profit                                                      140,682            3,163             (220)           143,625

Operating expenses                                                130,457            3,139             (220) (I)       133,376
                                                                 --------          -------            -----          ---------
Operating income (loss)                                            10,225               24                -             10,249

Other income (expense)                                                643              (12)             (49) (J)           582
                                                                 --------          -------            -----          ---------
Income (loss) before income taxes and minority interest            10,868               12              (49)            10,831

Income tax expense (benefit)                                        3,911                -              (14) (K)         3,897
                                                                 --------          -------            -----          ---------

Income (loss) before minority interest                              6,957               12              (35)             6,934

Minority interest                                                       -                -                -                  -
                                                                 --------          -------            -----          ---------

Net income (loss)                                                $  6,957          $    12            $ (35)         $   6,934
                                                                 ========          =======            =====          =========

Basic earnings per share                                         $   0.40                                            $    0.39

Diluted earnings per share                                           0.39                                                 0.38

Shares used in computing                                           17,276                               282 (L)         17,558
basic earnings per share

Shares used in computing                                           17,797                               282 (L)         18,079
diluted earnings per share

See accompanying notes to unaudited pro forma condensed combined financial statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS COMBINATION

On November 5, 2003, SPSS Inc. ("SPSS"), through its wholly-owned subsidiary, SPSS International B.V. ("SPSS International"), acquired all of the issued and outstanding shares of capital stock of DataDistilleries, B.V. (or "Data Distilleries"). The terms and conditions of the acquisition are specified in a Stock Purchase Agreement, dated as of November 1, 2003, by and among SPSS, SPSS International and the former shareholders of Data Distilleries.

The aggregate purchase price for all of the issued and outstanding shares of capital stock of Data Distilleries was determined by the parties in arms-length negotiations. The Stock Purchase Agreement provides for a guaranteed payment of $1 million in cash and 281,830 shares of SPSS Common Stock valued at approximately $5.3 million to be made at the closing of the transaction. The Stock Purchase Agreement also provides that, over the next two years, the former shareholders of Data Distilleries can receive additional cash payments totaling $4.1 million at current approximate exchange rates, contingent on the achievement of certain growth targets for license and maintenance revenues from the Data Distilleries applications. The contingent payments will be paid, if at all, at the end of the first and second years following the closing of the transaction. It is not currently possible to calculate the contingent payments due, and, therefore, the payments have not been included in the unaudited condensed combined financial statements.

The Common Stock that represents a portion of the guaranteed payment is currently unregistered and cannot be resold by the former Data Distilleries shareholders until a registration statement is filed with respect to these shares. Pursuant to the terms of the Stock Purchase Agreement, SPSS is obligated to file a registration statement with the SEC to register the resale by the former Data Distilleries shareholders of the SPSS common stock issued to them at the closing.

The unaudited pro forma condensed combined financial statements combine the balance sheets and results of operations of SPSS and Data Distilleries as of and for the nine month period ended September 30, 2003 and the results of operations of SPSS and Data Distilleries for the year ended December 31, 2002.

NOTE 2 - PRO FORMA ADJUSTMENTS

The following adjustments are reflected in the unaudited pro forma condensed combined financial statements under the columns headed "Pro Forma Adjustments."

Unaudited Pro Forma Condensed Combined Balance Sheet

         (A) Represents Data Distilleries September 30, 2003 balance sheet translated at the spot rate for the Euro at September 30, 2003.

         (B) Represents an allowance for uncollectible receivables outstanding on the opening balance sheet date based upon SPSS accounting policy.

         (C) Represents a write-off of net property, equipment, and leasehold improvements without continuing value to SPSS Inc.

         (D) The preliminary purchase price allocation includes an estimate of approximately $1.0 million of intangible assets and approximately $6.4 million of goodwill. The final purchase price allocation is subject to change and is not necessarily indicative of the ultimate purchase price allocation.

         (E) Represents external advisory fees, professional fees and other acquisition related expenses expected to be incurred in conjunction with the acquisition of Data Distilleries.

         (F) Represents adjustment to eliminate shareholders' equity of Data Distilleries.

         (G) Represents financing impact of the purchase. The Stock Purchase Agreement provides for a guaranteed payment of $1 million in cash reflected as long-term debt and 281,830 shares of SPSS Common Stock valued at approximately $5.3 million to be issued at the final closing of the transaction recorded to stockholders' equity.

Unaudited Pro Forma Condensed Combined Statement of Operations

         (H) Represents Data Distilleries year ended December 31, 2002 and nine months ended September 30, 2003 statements of operations translated at the average rate for the Euro for the respective period.

         (I) Represents an adjustment to reclassify certain operating expenses to cost of revenues in the statement of operations based upon SPSS accounting policy.

         (J) Represents adjustments to increase interest expense related to cash payment for the acquisition at an effective interest rate of 7% for the year ended December 31, 2002 and 6.5% for the nine months ended September 30, 2003.

         (K) Represents the estimated tax effect of the pro forma adjustments described above and the operating results of Data Distilleries.

         (L) Represents issuance of 281,830 shares of SPSS Inc. Common Stock to Data Distilleries as purchase consideration.

(c)      Exhibits

                     23.1      Consent of PricewaterhouseCoopers

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SPSS INC.

                                          By: /s/ ROBERT BRINKMANN
                                              ----------------------------------
                                              Robert Brinkmann,
                                              Assistant Secretary and Controller

           Dated:  January 19, 2004

                                    SPSS INC.

                                  EXHIBIT INDEX

Exhibit
   No.       Description

  23.1       Consent of PricewaterhouseCoopers